Exhibit 99.5

Virtu Financial, Inc.

Lock-Up Agreement

May 10, 2018

Re:  Virtu Financial, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC and Morgan Stanley & Co. LLC, as Representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Virtu Financial, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).  The undersigned further understands that the Company is authorized to issue, in addition to the Class A Common Stock, shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), shares of Class C stock, par value $0.00001 per share (the “Class C Common Stock”), and shares of Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, collectively with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock or any membership interests of Virtu Financial LLC (the “LLC”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or any membership interests of the LLC, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or beneficially owned within the rules and regulations of the SEC (collectively, the “Securities” and any such Securities owned by the undersigned, the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s

Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Shares.  If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift, gifts, or charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any beneficiary or immediate family member of the undersigned or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such beneficiary, trust, limited liability company, partnership, corporation or immediate family member, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value, (iii) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transaction shall not involve a disposition for value and that no public report or filing (including those under Section 16(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a Form 5 required to be filed in 2018) reporting a reduction in beneficial ownership of securities shall be required or voluntarily made during the Lock-Up Period, (iv) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates, provided that any such pledgee or other party shall, upon foreclosure on the pledged Securities, execute and deliver to the Representatives an agreement in the form of this Lock-Up Agreement, or (v) with the prior written consent of the Representatives on behalf of the Underwriters.  In addition, notwithstanding the foregoing, the undersigned may exercise any warrants, convert convertible securities, exercise options granted pursuant to the Company’s or its affiliates stock option/incentive plans or otherwise outstanding on the date hereof or the date of the Underwriting Agreement, provided that the restrictions of this Lock-Up Agreement shall apply to any Securities issued upon such exercise or conversion.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership, limited liability company or other entity, (A) the entity may transfer the Undersigned’s Securities to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) the entity may make any distribution or dividend to equity holders (including, without limitation, general or limited partners, members, stockholders or affiliates) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (ii) if the undersigned is a trust, the undersigned may transfer the Undersigned’s Securities to a grantor or beneficiary of the trust and (iii) if the undersigned is an individual, the undersigned may transfer to any corporation, partnership, limited liability company or other entity that is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee or distributee execute an agreement stating that the transferee or distributee is receiving and holding such Securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Securities except in accordance with this Lock-Up Agreement, and provided, further that any such transfer shall not involve a disposition for value and that no filings under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made in respect of the transfer or distribution (other than a Form 5 required to be filed in 2018).

Notwithstanding the foregoing, it is understood and agreed that this Lock-Up Agreement shall not apply to (a) the sale of any Class A Common Stock to the Underwriters pursuant to the Underwriting Agreement (b) the sale of any membership interests of the LLC and shares of Class D common stock to the Company or any of its subsidiaries in connection with the purchase of such membership interests of the LLC and shares of Class D common stock from the undersigned by the Company or any of its subsidiaries with the net proceeds of the public offering pursuant to the Registration Statement, (c) the exercise of an option or warrant to the extent the securities acquired upon exercise are sold pursuant to the terms of the Underwriting Agreement, (d) any exchange of membership interests of the LLC and a corresponding number of shares of the Class C Common Stock or the Class D Common Stock, as the case may be, for shares of the Class A Common Stock or the Class B Common Stock, as applicable, in accordance with the Exchange Agreement entered into by and among the Company, the LLC and the holders of membership interests in the LLC in connection with the reorganization transactions described in the Registration Statement, (e) the redemption by the Company, the LLC or their affiliates of (i) Securities held by or on behalf of an employee in connection with the termination of such employee’s employment or (ii) involuntarily transferred Securities, in each case, in accordance with the limited liability company agreement of the LLC, Virtu Employee Holdco LLC or Virtu East MIP LLC, (f) the repurchase of Securities by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the preliminary prospectus included in the Registration Statement at the time of its effectiveness or pursuant to the agreements pursuant to which such Securities were issued, (g) any shares of Class A Common Stock acquired by the undersigned (x) in the open market after the completion of the public offering or (y) from the Underwriters in the public offering, (h) any transfer or sale of Securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (i) the sale by Douglas A. Cifu and Joseph Molluso of up to 392,116 and 88,303 shares, respectively, of Class A Common Stock or securities convertible into or exchangeable or exercisable for Class A Common Stock pursuant to a Rule 10b5-1 trading plan in existence prior to the First Time of Delivery; provided that any filings required under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership include an explanatory note that such sales were made pursuant to such person’s Rule 10b5-1 trading plan, or (j) the sale by each director of the Company (except Vincent Viola and Michael Viola) of up to an aggregate of 10,000 shares of Class A Common Stock during the Lock-Up Period.

In addition, notwithstanding the foregoing, (i) the undersigned may establish a Rule 10b5-1 trading plan during the Lock-Up Period, provided that no transactions thereunder are made until after expiration of the Lock-Up Period, and (ii) the restrictions in this Lock-Up Agreement do not apply to the withholding by, or transfer, sale or other disposition of Common Stock to, the Company or the LLC in connection with the “net” or “cashless” exercise of, or to satisfy the withholding tax obligations (including estimated taxes) of the undersigned in connection with the “net” or “cashless” exercise or vesting of, membership units, restricted stock, restricted stock units, incentive stock options or other stock-based awards.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Undersigned’s Securities to a bona-fide third party pursuant to a tender or exchange offer for securities of the Company or the LLC or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a Change in Control (as defined in the Company’s credit agreement) that, in each case, has been approved by the Board of Directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Securities in connection with any such transaction, or vote any of the Undersigned’s Securities in favor of any such transaction), provided that all of the Undersigned’s Securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

Notwithstanding the foregoing, if (i) the closing of the public offering has not occurred prior to May 31, 2018, (ii) the Company earlier notifies the Representatives in writing that it does not intend to proceed with the public offering, (iii) the Underwriting Agreement (other than any provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iv) a request for withdrawal of the registration statement relating to the public offering is filed with the SEC or the Company otherwise makes a public announcement of the termination of the public offering or (v) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the public offering, this Lock-Up Agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage,

investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to Securities currently owned by the undersigned.  For the avoidance of doubt, it is acknowledged and agreed that (i) any entity in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this Lock-Up Agreement, in part or in its entirety.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signatures appear on following page]

Very truly yours,

Virtu Employee Holdco LLC
Exact Name of Shareholder

/s/ Douglas A.Cifu
Authorized Signature

Authorized Person
Title